Exhibit 99.1


 Forest City Reports Fiscal 2005 Full-Year and Fourth-Quarter Results


    CLEVELAND--(BUSINESS WIRE)--March 28, 2006--Forest City Enterprises, Inc. (NYSE:FCEA)(NYSE:FCEB) today announced revenues, net earnings and EBDT for the fiscal fourth quarter and full year ended January 31, 2006. All per-share figures are adjusted for the Company's two-for-one stock split effective July 11, 2005.
    For the year ended January 31, 2006, consolidated revenues were $1.2 billion, a 21.8 percent increase over last year's $986 million. Net earnings for fiscal 2005 were $83.5 million, or $0.81 per share, compared with $85.2 million, or $0.84 per share, in the prior year. EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) was $270.5 million, or $2.64 per share, a 9.5 percent increase on a per share basis compared with last year's EBDT of $245.0 million, or $2.41 per share.
    Net earnings for the fourth quarter were $28.2 million, or $0.27 per share, compared with fourth-quarter 2004 net earnings of $5.8 million, or $0.06 per share. EBDT for the fourth quarter was $73.7 million, or $0.72 per share, compared with last year's fourth-quarter EBDT of $36.3 million, or $0.36 per share.
    EBDT and EBDT per share are non-Generally Accepted Accounting Principle (GAAP) measures. EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights in this news release.

    Discussion of Results

    Charles A. Ratner, president and chief executive officer of Forest City Enterprises, said, "Fiscal 2005 was an excellent year for Forest City. We reached a record-high $1.2 billion in consolidated revenues and reported our 26th consecutive year of EBDT growth. During the year, our balance sheet grew to record levels, with total assets of $8.0 billion and total real estate assets climbing 11.1 percent to $7.2 billion. Shareholders' equity reached $894.4 million, an increase of 11.2 percent compared with last year. We closed 2005 in a strong liquidity position with more than $540 million in cash and credit available."
    Ratner said, "The increases in EBDT for the year and fourth quarter were primarily due to the results generated by our Land Development Group, as well as sales of outlots adjacent to our retail projects reported in our Commercial segment." The increase in EBDT for the year was partially offset by the increased loss for The Nets (basketball team), which the Company did not own in the first half of 2004; and 2004 EBDT from the Lumber Trading Group, which was sold in the fourth quarter of last year.
    Ratner continued, "The real estate business, exclusive of the land activity, was strong in 2005. The Commercial Group's increases were a result of increased comparable property operations and new project openings. The Residential Group generated an increase in comparable property net operating income for the first time in four years." The overall 2005 results in the residential segment were down significantly primarily because of operating deficits resulting from initial lease-up of six newly opened projects; increased interest expense due to higher variable interest rates; and the short-term dilutive impact on earnings resulting from the disposition of five properties.
    "We have been an aggressive seller of real estate during the past several years and have taken advantage of the unprecedented market valuations by disposing of a significant amount of assets, which raised substantial equity capital. The short-term decline in earnings resulting from these dispositions will be more than offset by the long-term value of reinvesting the proceeds in future development projects at greater returns," Ratner added.

    Comparable Property NOI & Occupancy

    Comparable property net operating income (NOI) increased 2.9 percent in 2005. Comparable property NOI for the Commercial Group increased 2.3 percent - with the retail and hotel portfolios up 3.6 percent and 13.1 percent, respectively, and the office portfolio down
0.9 percent. In the residential portfolio, comparable NOI increased
4.6 percent. Comparable property NOI, defined as NOI from properties operated for full years in both 2005 and 2004, is a non-GAAP financial measure, and is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is a schedule that presents comparable property NOI on the full consolidation method.
    During 2005, total comparable occupancies increased compared with the same period a year ago. Retail occupancies continued to build on the increases of previous years, rising to 94.7 percent in 2005 compared with 92.5 percent in 2004. Office occupancies declined modestly to 92.5 percent, from 93.1 percent last year. Comparable occupancies in the residential business increased to 93.4 percent, from 92.6 percent last year.

    Property Sales

    2005 was another active year for property sales, particularly in the Residential Group. After selling seven apartment communities in 2004, Forest City sold five communities in 2005 at an aggregate price of $222.9 million at its share. The pricing on the 2005 residential sales represents a capitalization rate of approximately 4 percent. In addition, the Company sold the Showcase specialty retail center in Las Vegas. These sales transactions generated a combined $39 million after-tax gain and produced $88 million of cash proceeds.
    On March 17, 2006, the Company sold its investment in Hilton Times Square Hotel for $242 million, or $545,000 per room. This 444-room hotel opened in 2000 and is located in Manhattan, New York. The Company has taken the initial steps to structure this sale as a tax-deferred exchange.

    Portfolio and Development Highlights

    A schedule of the Company's project openings and acquisitions, and the pipeline of projects under construction, is included in this news release. The attached schedule includes comparable project costs on both a full consolidation and pro-rata share basis. Described below are several of the Company's recent and upcoming project openings, projects under construction, and projects under development.
    Consistent with the company's Core Market Strategy, Forest City's portfolio is concentrated in the New York City/Philadelphia metropolitan area, Boston, Greater Washington D.C./Baltimore, Denver, and California -- its core markets -- with high barriers to entry and where the Company has developed a unique franchise. During fiscal 2005, Forest City added Chicago as its sixth core market, in recognition of the Company's breadth of retail, life sciences and residential projects in that market. In addition, Forest City made significant strides in other growing markets such as Florida and Texas. In Florida, Forest City has two significant retail projects under development, as well as being very active in the land development business. In Texas, the Company has entered the Dallas market to redevelop several downtown buildings into an upscale residential community.
    Forest City continues to increase its property concentration, based on total property cost, in these core markets. At the close of fiscal 2005, the six core markets accounted for approximately 74 percent of the Company's current portfolio, 100 percent of the projects opened during the year, and 88 percent of the projects under construction.

    Project Openings

    During the year, Forest City opened 10 projects and acquired one, representing a total of $547.6 million of cost on a full consolidation basis and $579.5 million of cost at the Company's pro-rata share. Commercial Group openings consisted of four retail centers representing approximately 1.5 million square feet of retail space, and one 176,000-square-foot office building acquisition. The Residential Group's six openings during the year added a total of 1,088 apartment units to the portfolio. A detailed list of 2005 project openings is provided in the development pipeline schedule in this news release.
    Ratner said, "We are very pleased with the performance to date of our new project openings. Simi Valley Town Center has experienced strong traffic and is generating sales in excess of expectations, while Northfield at Stapleton opened its first phase and is looking forward to the 2006 opening of Macy's during its second phase. All of the residential projects are leasing well, especially our two apartment communities in downtown Los Angeles and two projects near Boston, and we are hitting or exceeding our pro-forma rent projections."

    Projects Under Construction

    At the end of fiscal 2005, there were 16 projects under construction. These projects, combined with one project to be acquired, represented a total cost of $702.2 million on a full consolidation basis and $1.3 billion of cost at the Company's pro-rata share. These projects include four retail centers, five office buildings, five residential communities and three condominium developments. Twelve projects, representing $468.3 million of cost on a full consolidation basis and $814.4 million of cost at the Company's pro-rata share, are expected to be completed in 2006. See attached exhibit, which includes comparable project costs on both a full consolidation and pro-rata share basis.
    Highlights of projects under construction and scheduled to open in 2006 are:

    -- San Francisco Centre - Emporium, a 1-million-square-foot retail project in downtown San Francisco (jointly owned with The Westfield Group) that will be anchored by Bloomingdale's and Nordstrom and will connect at all five levels to the existing San Francisco Centre. Not only was the pre-leasing activity at this project more than 70 percent at year-end, but also the quality and mix of the tenants are very strong.

    -- Northfield at Stapleton, where additional phases, including the project's main street, will open throughout 2006, at a cost of $142.5 million on a full consolidation basis and $138.8 million at the Company's pro-rata share.

    -- Sky55, a 411-unit apartment tower, and 1251 South Michigan, a 91-unit senior housing community, at the Company's Central Station land development project in Chicago.

    -- Sterling Glen of Roslyn, 158 units of senior housing in metropolitan New York City.

    -- 1100 Wilshire, a high-rise office building that is being converted into a 228-unit condominium community in downtown Los Angeles. Ninety percent of the condominium units had been sold and deliveries are expected to begin in the second quarter of 2006.

    -- Illinois Science + Technology Park, in the Chicago suburb of Skokie, Illinois, where Forest City is redeveloping the former Pfizer campus into a 22-acre technology and research park. The site currently includes 1 million square feet of office space in nine buildings. The Company is in the process of renovating or redeveloping four existing structures, and plans to replace others with new research and office facilities.

    Projects under construction at year-end and scheduled to open in 2007 are:

    -- Promenade Bolingbrook, a 731,000-square-foot retail center in suburban Chicago. IKEA has already opened at the site, and Bass Pro Shops and Marshall Field's will anchor the $117.7 million center opening next year.

    --  New York Times Headquarters, a 1.5-million-square-foot,
        52-story office building in Manhattan that will become a signature building on the New York City skyline. The New York Times will own and occupy 800,000 square feet of office space, and Forest City and its partner will own and manage the remainder of the $166.0 million (cost at the Company's pro-rata share) building.

    -- Dallas Mercantile, the Company's first residential project in the Dallas market. The project involves the redevelopment of a vacant bank building and surrounding buildings into an upscale residential community. The initial building will completed at a cost $116.2 million.

    -- Mercury, a second condominium project in downtown Los Angeles where the Company is redeveloping a high-rise office building into 238 for-sale residential units.

    In addition, construction is continuing at the Company's first military family housing project, at five existing U.S. Navy communities at Hawaii's Pearl Harbor. During the year, Forest City opened 174 of the first new rental homes and acquired its partner's interest in Hawaii Military Communities. The plan is to build approximately 910 new homes and renovate 1,040 existing homes at this project. During the fourth quarter, the Company signed its second 50-year partnership agreement with the Navy, which will result in approximately 1,650 new or upgraded rental homes for Navy families stationed primarily in Chicago's North Shore suburbs. Construction will begin in 2006.

    Projects Under Development

    At the end of fiscal 2005, Forest City had more than 20 projects under development, representing more than $2 billion of cost on a full consolidation basis and at the Company's share - including several of the largest and most complex projects in Company history. These projects require patience and creativity, and represent opportunities that will fuel the Company's growth and further strengthen and diversify the portfolio.
    Among the projects under development during 2005, the Company achieved the following milestones:

    -- Furthered the progress in the entitlement process for the 510,000-square-foot East River Plaza retail center, the 455-unit Beekman residential tower, and the 1.2-million-square-foot Ridge Hill mixed-use project - which collectively represent more than $1 billion in total development cost in the Company's New York City core market.

    -- Acquired much of the land for the development of the Brooklyn Atlantic Yards mixed-use community, which is expected to include a new arena for the Nets basketball team.

    -- Secured the rights to redevelop Southeast Federal Center, a former military supply depot in Washington, D.C., into a mixed-use community.

    -- Prepared for phase-one construction in 2006 on an 80-acre mixed-use community adjacent to the Johns Hopkins University medical campus in East Baltimore, Maryland. Johns Hopkins has committed to occupy at least 100,000 square feet of the first 275,000-square-foot building.

    -- Won exclusive negotiating rights for two additional life science development opportunities: a 14-acre office campus, The West Quad at Case Western Reserve University School of Medicine, in Cleveland; and the 160-acre Fitzsimons life sciences office park adjacent to Denver Stapleton.

    --  Signed a joint venture partnership agreement with Magna
        Entertainment Corp. to develop Village at Gulfstream Park, a mixed-use project adjacent to a horse racing track in Hallandale, Florida.

    -- Announced a partnership with Harrah's Entertainment Inc. to make a significant investment in Forest City's Station Square project in Pittsburgh that, subject to approval from state officials, would include a casino.

    --  Secured $160 million in bonds to develop The Uptown
        Apartments, which will include 665 rental residential units in center city Oakland, California.

    Denver Stapleton and Land Development Update

    The transformation of Stapleton, Denver's former airport, into one of the premier new urban communities in the nation continued at a rapid pace throughout 2005. Milestones achieved during the year at Stapleton included:

    -- Sold 792 homes and closed on 791 homes, bringing the totals to 2,457 homes sold and 2,143 homes occupied since the project's inception in 2001. There are now more than 5,000 people living at Stapleton.

    -- Opened the first phase of the 1.1-million-square-foot Northfield at Stapleton regional lifestyle center. An 18-screen Harkins movie theatre complex, a Macy's store, and dozens of retailers and restaurants along Northfield's main street will open in phases during 2006 - which will give Stapleton approximately 2 million square feet of combined retail space.

    -- Began construction on Stapleton's first office building, a 45,000-square-foot medical facility.

    -- Opened three public schools, with a fourth school under construction and scheduled to open in 2006 along with additional public amenities.

    During the year, Forest City announced an agreement for the long-term development of 9,000 acres at Mesa Del Sol in Albuquerque, New Mexico. The project is expected to be developed over several decades with a mix of residential, commercial and mixed-use venues. The first building, an 88,000-square-foot office building for solar power technology company Advent Solar, is under construction and is expected to be completed later this year.
    In the core land business, 2005 land sales were strong at GrassFarms in Manatee County, Florida; Old Stone Crossing and Mill Creek Falls in the Charlotte, North Carolina, area; Gladden Farms in Tucson, Arizona; and developments in Denver and northeast Ohio. During the year, the Company added a net 357 acres to the core land portfolio, bringing the total to 7,757 acres of land involving 35 projects in 10 states. Portfolio additions during the year included three properties totaling nearly 1,200 acres in North Carolina; the addition of more than 600 acres for phase two of Gladden Farms; and the acquisition of a 120-acre parcel zoned for commercial development adjacent to the Company's Paseo del Este residential development in El Paso, Texas.

    Financing Activity

    Forest City continues to take advantage of current interest rates and attractive debt markets for its project financings, with primary emphasis on locking in fixed-rate nonrecourse mortgages. During fiscal 2005, Forest City closed on transactions totaling $1.7 billion in nonrecourse mortgage financings, including $622.7 million for new development projects and acquisitions, $891.3 million in refinancings, and $226.6 million in loan extensions and additional fundings.
    As of January 31, 2006, the Company's weighted average cost of mortgage debt increased to 5.98 percent from 5.75 percent at January 31, 2005, primarily due to the general increase in short-term interest rates. Fixed-rate mortgage debt, which represented 71 percent of the Company's total nonrecourse mortgage debt, decreased from 6.46 percent at January 31, 2005 to 6.25 percent at January 31, 2006. The variable-rate mortgage debt increased from 3.98 percent at January 31, 2005 to 5.33 percent at January 31, 2006.

    Year-End Summary and Outlook

    Ratner said, "We are very pleased to report an excellent year of performance with record highs achieved in revenues, EBDT, total assets, real estate assets and shareholders' equity. We are equally pleased that our shareholders were able to participate in our success, with a total return on our stock price of 32.7 percent.
    "2005 brought us additional excellent opportunities that will drive our business for years to come. Our development pipeline continued to expand, with approximately $1.2 billion under construction and another $2 billion under development. We are pleased with our momentum and optimistic about our future, despite the risks inherent in our business. Our focus is on projects that capitalize on our core competencies and match our development strategy to concentrate on large, complex projects in growing urban markets. We expect to deliver our 27th consecutive year of EBDT growth in fiscal 2006, and to continue to build shareholder value."

    Corporate Description

    Forest City Enterprises, Inc. is an $8.0 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate throughout the United States.

    Supplemental Package

    Please refer to the Investor Relations section of the Company's website at www.forestcity.net for a Supplemental Package, which the Company will also furnish to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the year ended January 31, 2006, with reconciliations of non-GAAP financial measures, such as comparable net operating income and pro-rata financial statements, to their most directly comparable GAAP financial measures.

    EBDT

    The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.
    The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.
    EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges from real estate operations of Forest City Rental Properties Corporation, a wholly owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes;
iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings of the equity method investment.
    EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in the Company's current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to the Company's overall financial performance and is related to the ultimate gain on dispositions of operating properties. The Company's EBDT may not be directly comparable to similarly titled measures reported by other companies.

    Pro-Rata Consolidation Method

    This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its share of economic ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities as consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities ("VIE"), even if its ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method, in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

    Stabilized Unleveraged Return

    When discussing development projects and acquisitions elsewhere in this news release, the Company discusses its expected stabilized unleveraged return for such projects and acquisitions. The Company calculates stabilized unleveraged return on a completed project or acquisition by dividing stabilized NOI (for which there is no comparable GAAP measure) by its total cost. The Company believes that the presentation of stabilized unleveraged return is useful to investors because it is an indicator of the expected profitability and value of the Company's projects and acquisitions in its development pipeline.

    Safe Harbor Language

    Statements made in this news release that state the Company or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company's core markets, reliance on major tenants, the impact of terrorist acts, the Company's substantial leverage and the ability to service debt, guarantees under the Company's credit facility, changes in interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, significant geographic concentration, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, competition, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, risks associated with an investment in a professional sports franchise, and other risk factors as disclosed from time to time in the Company's SEC filings, including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended
January 31, 2006.


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2006 and 2005
            (dollars in thousands, except per share data)

                            Three Months Ended,
                                January 31,        Increase (Decrease)
                          ------------------------ -------------------
                              2006        2005       Amount    Percent
                          ------------------------ ----------- -------
Operating Results:
Earnings from continuing
 operations                    $9,211    $(11,761)    $20,972
Discontinued operations,
 net of tax and minority
 interest (1)                  19,024      17,601       1,423
Cumulative effect of
 change in accounting
 principle, net of tax              -           -           -
                          ------------------------ -----------
Net earnings                  $28,235      $5,840     $22,395
                          ======================== ===========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes (EBDT) (2)    $73,657     $36,331     $37,326   102.7%
                          ======================== ===========

Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT) (2):

  Net Earnings                $28,235      $5,840     $22,395

  Depreciation and
   amortization - Real
   Estate Groups (5)           54,202      50,923       3,279
  Depreciation and
   amortization - equity
   method investments (3)           -           -           -

  Amortization of mortgage
   procurement costs -
   Real Estate Groups (5)       2,919       2,415         504

  Deferred income tax
   expense - Real Estate
   Groups (6)                  26,089        (159)     26,248

  Deferred income tax
   expense - Non-Real
   Estate Groups: (6)
     Gain on disposition
      of other investments        (39)       (151)        112
     Gain on disposition
      of Lumber Group               -       4,479      (4,479)
     Provision for decline
      in real estate             (587)          -        (587)

  Current income tax
   expense on non-
   operating earnings: (6)
     Gain on disposition
      of other investments          -         324        (324)
     Gain on disposition
      included in
      discontinued operations    (811)     11,355     (12,166)
     Gain on disposition
      recorded on equity
      method                        -           -           -

 Straight-line rent
  adjustment (4)               (4,477)       (636)     (3,841)

 Provision for decline in
  real estate, net of
  minority interest             1,748           -       1,748

 Provision for decline in
  real estate recorded on
  equity method                     -           -           -

 Gain on disposition
  recorded on equity
  method                            -           -           -

Loss (gain) on disposition
 of other investments             100        (438)        538

 Discontinued
  operations: (1)
     Gain on disposition
      of rental properties    (33,722)    (18,394)    (15,328)
     Gain on disposition
      of Lumber Group               -     (22,013)     22,013
     Minority interest -
      Gain on sale                  -       2,786      (2,786)

  Cumulative effect of
   change in accounting
   principle, net of tax            -           -           -
                          ------------------------ -----------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes
   (EBDT) (2)                 $73,657     $36,331     $37,326   102.7%
                          ======================== ===========

Diluted Earnings per
 Common Share:

Earnings from continuing
 operations                     $0.09      $(0.12)      $0.21
Discontinued operations,
 net of tax and minority
 interest (1)                    0.18        0.18           -
Cumulative effect of
 change in accounting
 principle, net of tax              -           -           -
                          ------------------------ -----------
Net earnings                    $0.27       $0.06       $0.21
                          ======================== ===========

Earnings Before
 Depreciation,
 Amortization and Deferred
 Taxes (EBDT) (2)               $0.72       $0.36       $0.36   100.0%
                          ======================== ===========

Operating earnings, net of
 tax (a non-GAAP financial
 measure)                       $0.32      $(0.11)      $0.43

Provision for decline in
 real estate, net of tax        (0.01)          -       (0.01)

Gain on disposition of
 rental properties and
 other investments, net of
 tax                             0.20        0.24       (0.04)

Minority interest               (0.24)      (0.07)      (0.17)

Cumulative effect of
 change in accounting
 principle, net of tax              -           -           -
                          ------------------------ -----------
Net earnings                    $0.27       $0.06       $0.21
                          ======================== ===========

Diluted weighted average
 shares outstanding       102,924,564 100,581,234   2,343,330
                          ======================== ===========



                                Year Ended,
                                January 31,        Increase (Decrease)
                          ------------------------ -------------------
                              2006        2005       Amount    Percent
                          ------------------------ ----------- -------
Operating Results:
Earnings from continuing
 operations                   $60,804     $44,008     $16,796
Discontinued operations,
 net of tax and minority
 interest (1)                  22,715      52,459     (29,744)
Cumulative effect of
 change in accounting
 principle, net of tax              -     (11,261)     11,261
                          ------------------------ -----------
Net earnings                  $83,519     $85,206     $(1,687)
                          ======================== ===========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes (EBDT) (2)   $270,496    $245,032     $25,464    10.4%
                          ======================== ===========

Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT) (2):

  Net Earnings                $83,519     $85,206     $(1,687)

  Depreciation and
   amortization - Real
   Estate Groups (5)          192,715     178,972      13,743
  Depreciation and
   amortization - equity
   method investments (3)           -         237        (237)

  Amortization of mortgage
   procurement costs -
   Real Estate Groups (5)      11,578      12,100        (522)

  Deferred income tax
   expense - Real Estate
   Groups (6)                  43,981      65,790     (21,809)

  Deferred income tax
   expense - Non-Real
   Estate Groups: (6)
     Gain on disposition
      of other investments        135        (151)        286
     Gain on disposition
      of Lumber Group               -       4,568      (4,568)
     Provision for decline
      in real estate             (587)          -        (587)

  Current income tax
   expense on non-
   operating earnings: (6)
     Gain on disposition
      of other investments         60         324        (264)
     Gain on disposition
      included in
      discontinued operations    (811)     11,215     (12,026)
     Gain on disposition
      recorded on equity
      method                    8,147        (209)      8,356

 Straight-line rent
  adjustment (4)              (10,660)     (3,282)     (7,378)

 Provision for decline in
  real estate, net of
  minority interest             6,442           -       6,442

 Provision for decline in
  real estate recorded on
  equity method                   704           -         704

 Gain on disposition
  recorded on equity
  method                      (21,023)    (31,996)     10,973

Loss (gain) on disposition
 of other investments            (506)       (438)        (68)

 Discontinued
  operations: (1)
     Gain on disposition
      of rental properties    (43,198)    (71,325)     28,127
     Gain on disposition
      of Lumber Group               -     (20,920)     20,920
     Minority interest -
      Gain on sale                  -       3,680      (3,680)

  Cumulative effect of
   change in accounting
   principle, net of tax            -      11,261     (11,261)
                          ------------------------ -----------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes
   (EBDT) (2)                $270,496    $245,032     $25,464    10.4%
                          ======================== ===========

Diluted Earnings per
 Common Share:

Earnings from continuing
 operations                     $0.59       $0.43       $0.16
Discontinued operations,
 net of tax and minority
 interest (1)                    0.22        0.52       (0.30)
Cumulative effect of
 change in accounting
 principle, net of tax              -       (0.11)       0.11
                          ------------------------ -----------
Net earnings                    $0.81       $0.84      $(0.03)
                          ======================== ===========

Earnings Before
 Depreciation,
 Amortization and Deferred
 Taxes (EBDT) (2)               $2.64       $2.41       $0.23     9.5%
                          ======================== ===========

Operating earnings, net of
 tax (a non-GAAP financial
 measure)                       $0.81       $0.49       $0.32

Provision for decline in
 real estate, net of tax        (0.06)          -       (0.06)

Gain on disposition of
 rental properties and
 other investments, net of
 tax                             0.38        0.74       (0.36)

Minority interest               (0.32)      (0.28)      (0.04)

Cumulative effect of
 change in accounting
 principle, net of tax              -       (0.11)       0.11
                          ------------------------ -----------
Net earnings                    $0.81       $0.84      $(0.03)
                          ======================== ===========

Diluted weighted average
 shares outstanding       102,603,932 101,846,056     757,876
                          ======================== ===========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2006 and 2005
                        (dollars in thousands)

                                Three Months Ended,
                                   January 31,     Increase (Decrease)
                                ------------------ -------------------
                                  2006     2005       Amount   Percent
                                ------------------ -------------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues from real estate
 operations
  Commercial Group              $244,187 $199,268      $44,919
  Residential Group               57,941   51,289        6,652
  Land Development Group          30,628   21,575        9,053
  Corporate Activities                 -        -            -
                                ------------------ ------------
       Total Revenues            332,756  272,132       60,624   22.3%

Operating expenses              (186,451)(163,014)     (23,437)
Interest expense, including
 early extinguishment of debt    (75,228) (67,269)      (7,959)
Amortization of mortgage
 procurement costs (5)            (2,811)  (3,239)         428
Depreciation and
 amortization (5)                (49,000) (45,939)      (3,061)
Interest income                    9,351    8,484          867
Equity in earnings of
 unconsolidated entities           9,172   (6,279)      15,451
Provision for decline in real
 estate recorded on equity
 method                                -        -            -
Gain on disposition recorded on
 equity method                         -        -            -
Revenues and interest income
 from discontinued
 operations (1)                   15,035   19,071       (4,036)
Expenses from discontinued
 operations (1)                  (16,507) (24,044)       7,537
                                ------------------ ------------

Operating earnings (a non-GAAP
 financial measure)               36,317  (10,097)      46,414
                                ------------------ ------------

Income tax expense (6)            (3,523)  (1,916)      (1,607)
Income tax expense from
 discontinued operations (1) (6) (11,981) (15,061)       3,080
Income tax expense on non-
 operating earnings items (see
 below)                           12,316   16,196       (3,880)
                                ------------------ ------------

Operating earnings, net of tax
 (a non-GAAP financial measure)   33,129  (10,878)      44,007
                                ------------------ ------------

Provision for decline in real
 estate                           (1,774)       -       (1,774)

Provision for decline in real
 estate recorded on equity
 method                                -        -            -

Gain on disposition recorded on
 equity method                         -        -            -

Gain on disposition of other
 investments                        (100)     438         (538)

Gain on disposition of rental
 properties included in
 discontinued operations (1)      33,722   18,394       15,328
Gain on disposition of Lumber
 Group included in discontinued
 operations (1)                        -   22,013      (22,013)

Income tax benefit (expense) on
 non-operating earnings: (6)
   Provision for decline in real
    estate                           676        -          676
   Provision for decline in real
    estate recorded on equity
    method                             -        -            -
   Gain on disposition of other
    investments                       39     (173)         212
   Gain on disposition recorded
    on equity method                   -        -            -
   Gain on disposition of rental
    properties included in
    discontinued operations      (13,031)  (6,172)      (6,859)
   Gain on disposition of Lumber
    Group included in
    discontinued operations            -   (9,851)       9,851
                                ------------------ ------------
Income tax expense on non-
 operating earnings (see above)  (12,316) (16,196)       3,880
                                ------------------ ------------

Minority interest in continuing
 operations                      (23,181)  (5,159)     (18,022)

Minority interest in
 discontinued operations: (1)
   Operating earnings             (1,245)      14       (1,259)
   Gain on disposition of rental
    properties                         -   (2,786)       2,786
                                ------------------ ------------
                                  (1,245)  (2,772)       1,527
                                ------------------ ------------

Minority interest                (24,426)  (7,931)     (16,495)
                                ------------------ ------------

Cumulative effect of change in
 accounting principle, net of
 tax                                   -        -            -
                                ------------------ ------------

Net earnings                     $28,235   $5,840      $22,395
                                ================== ============


                                   Year Ended,
                                   January 31,     Increase (Decrease)
                               ------------------- -------------------
                                  2006     2005       Amount   Percent
                               ------------------- -------------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net
 Earnings:
Revenues from real estate
 operations
  Commercial Group              $878,648 $703,110     $175,538
  Residential Group              214,258  190,283       23,975
  Land Development Group         107,869   92,657       15,212
  Corporate Activities                 -        4           (4)
                               ------------------- ------------
       Total Revenues          1,200,775  986,054      214,721   21.8%

Operating expenses              (694,296)(567,276)    (127,020)
Interest expense, including
 early extinguishment of debt   (280,530)(243,316)     (37,214)
Amortization of mortgage
 procurement costs (5)           (12,547) (13,427)         880
Depreciation and
 amortization (5)               (174,792)(153,085)     (21,707)
Interest income                   28,095   45,302      (17,207)
Equity in earnings of
 unconsolidated entities          55,201   54,392          809
Provision for decline in real
 estate recorded on equity
 method                              704        -          704
Gain on disposition recorded on
 equity method                   (21,023) (31,996)      10,973
Revenues and interest income
 from discontinued
 operations (1)                   61,950  186,367     (124,417)
Expenses from discontinued
 operations (1)                  (66,034)(184,306)     118,272
                               ------------------- ------------

Operating earnings (a non-GAAP
 financial measure)               97,503   78,709       18,794
                               ------------------- ------------

Income tax expense (6)           (23,238) (39,913)      16,675
Income tax expense from
 discontinued
 operations (1) (6)              (14,306) (38,079)      23,773
Income tax expense on non-
 operating earnings items (see
 below)                           22,249   48,999      (26,750)
                               ------------------- ------------

Operating earnings, net of tax
 (a non-GAAP financial measure)   82,208   49,716       32,492
                               ------------------- ------------

Provision for decline in real
 estate                           (7,874)       -       (7,874)

Provision for decline in real
 estate recorded on equity
 method                             (704)       -         (704)

Gain on disposition recorded on
 equity method                    21,023   31,996      (10,973)

Gain on disposition of other
 investments                         506      438           68

Gain on disposition of rental
 properties included in
 discontinued operations (1)      43,198   71,325      (28,127)
Gain on disposition of Lumber
 Group included in discontinued
 operations (1)                        -   20,920      (20,920)

Income tax benefit (expense) on
 non-operating earnings: (6)
   Provision for decline in
    real estate                    2,490        -        2,490
   Provision for decline in
    real estate recorded on
    equity method                    272        -          272
   Gain on disposition of other
    investments                     (195)    (173)         (22)
   Gain on disposition recorded
    on equity method              (8,123) (12,655)       4,532
   Gain on disposition of
    rental properties included
    in discontinued operations   (16,693) (26,752)      10,059
   Gain on disposition of
    Lumber Group included in
    discontinued operations            -   (9,419)       9,419
                               ------------------- ------------
Income tax expense on non-
 operating earnings (see above)  (22,249) (48,999)      26,750
                               ------------------- ------------

Minority interest in continuing
 operations                      (30,496) (25,161)      (5,335)

Minority interest in
 discontinued operations: (1)
   Operating earnings             (2,093)     (88)      (2,005)
   Gain on disposition of
    rental properties                  -   (3,680)       3,680
                               ------------------- ------------
                                  (2,093)  (3,768)       1,675
                               ------------------- ------------

Minority interest                (32,589) (28,929)      (3,660)
                               ------------------- ------------

Cumulative effect of change in
 accounting principle, net of
 tax                                   -  (11,261)      11,261
                               ------------------- ------------

Net earnings                     $83,519  $85,206      $(1,687)
                               =================== ============


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2006 and 2005
                            (in thousands)

1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties and a division which have been sold or held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

3) Amount represents depreciation expense for certain syndicated properties accounted for on the equity method of accounting under both full consolidation and pro-rata consolidation (a non-GAAP financial measure). See our discussion of pro-rata consolidation in the news release.

4) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

5) The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company's Real Estate Groups are owned by Forest City Rental Properties Corporation, a wholly-owned subsidiary engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.


                                Depreciation and    Depreciation and
                                   Amortization        Amortization
                                ------------------ -------------------
                                Three Months Ended     Year Ended
                                    January 31,        January 31,
                                ------------------ -------------------
                                  2006      2005     2006      2005
                                ------------------ -------------------

Full Consolidation               $49,000  $45,939  $174,792  $153,085
Non-Real Estate Groups              (368)    (217)   (1,104)   (1,086)
                                ------------------ -------------------
Real Estate Groups Full
 Consolidation                    48,632   45,722   173,688   151,999
Real Estate Groups related to
 minority interest                (2,432)  (4,365)  (14,355)  (10,870)
Real Estate Groups Equity Method   7,080    7,165    26,905    27,163
Real Estate Groups Discontinued
 Operations                          922    2,401     6,477    10,680
                                ------------------ -------------------
Real Estate Groups Pro-Rata
 Consolidation                   $54,202  $50,923  $192,715  $178,972
                                ================== ===================

                                 Amortization of    Amortization of
                                     Mortgage           Mortgage
                                 Procurement Costs  Procurement Costs
                                --------------------------------------
                                Three Months Ended     Year Ended
                                    January 31,        January 31,
                                ------------------ -------------------
                                  2006      2005     2006      2005
                                ------------------ -------------------

Full Consolidation                $2,811   $3,239   $12,547   $13,427
Non-Real Estate Groups               (83)    (103)     (369)     (243)
                                ------------------ -------------------
Real Estate Groups Full
 Consolidation                     2,728    3,136    12,178    13,184
Real Estate Groups related to
 minority interest                  (207)  (1,070)   (2,280)   (2,825)
Real Estate Groups Equity Method     338      219     1,244     1,064
Real Estate Groups Discontinued
 Operations                           60      130       436       677
                                ------------------ -------------------
Real Estate Groups Pro-Rata
 Consolidation                    $2,919   $2,415   $11,578   $12,100
                                ================== ===================


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2006 and 2005
                            (in thousands)

                            Three Months Ended        Year Ended
                                 January 31,          January 31,
                            -------------------- ---------------------
                               2006      2005       2006       2005
                            -------------------- ---------------------
(6) The following table        (in thousands)       (in thousands)
 provides detail of Income
 Tax Expense (Benefit):

  (A) Operating earnings
       Current                 $(3,736) $(4,435)    $(6,944) $(12,972)
       Deferred                  7,974    6,178      24,626    40,057
                            -------------------- ---------------------
                                 4,238    1,743      17,682    27,085
                            -------------------- ---------------------

  (B) Provision for decline
   in real estate
       Deferred                   (676)       -      (2,490)        -
       Deferred - Equity
        method investment            -        -        (272)        -
                            -------------------- ---------------------
                                  (676)       -      (2,762)        -
                            -------------------- ---------------------
  (C) Gain on disposition of
   other investments
       Current - Non-Real
        Estate Groups                -      324          60       324
       Deferred - Non-Real
        Estate Groups              (39)    (151)        135      (151)
                            -------------------- ---------------------
                                   (39)     173         195       173
                            -------------------- ---------------------
  (D) Gain on disposition
   recorded on equity method
       Current                       -        -       8,147      (209)
       Deferred                      -        -         (24)   12,864
                            -------------------- ---------------------
                                     -        -       8,123    12,655
                            -------------------- ---------------------

     Subtotal (A) (B) (C)
      (D)
       Current                  (3,736)  (4,111)      1,263   (12,857)
       Deferred                  7,259    6,027      21,975    52,770
                            -------------------- ---------------------
       Income tax expense        3,523    1,916      23,238    39,913
                            -------------------- ---------------------

  (E) Discontinued
   operations - Rental
   Properties
       Operating earnings
       Current                    (984)  (1,572)     (3,412)   (3,209)
       Deferred                    (66)    (140)      1,025       272
                            -------------------- ---------------------
                                (1,050)  (1,712)     (2,387)   (2,937)

      Gain on disposition of
       rental properties
      Current                     (811)   5,983        (811)    6,364
      Deferred                  13,842      189      17,504    20,388
                            -------------------- ---------------------
                                13,031    6,172      16,693    26,752
                            -------------------- ---------------------
                                11,981    4,460      14,306    23,815
                            -------------------- ---------------------

    Subtotal (A) (B) (C) (D)
     (E)
      Current                   (5,531)     300      (2,960)   (9,702)
      Deferred                  21,035    6,076      40,504    73,430
                            -------------------- ---------------------
                                15,504    6,376      37,544    63,728
                            -------------------- ---------------------

  (F) Discontinued
   operations - Lumber Group
      Operating earnings
      Current                        -      640           -     4,852
      Deferred                       -      110           -        (7)
                            -------------------- ---------------------
                                     -      750           -     4,845
     Gain on disposition of
      Lumber Group
     Current                         -    5,372           -     4,851
     Deferred                        -    4,479           -     4,568
                            -------------------- ---------------------
                                     -    9,851           -     9,419
                            -------------------- ---------------------
                                     -   10,601           -    14,264
                            -------------------- ---------------------
    Subtotal (E) (F)            11,981   15,061      14,306    38,079
                            -------------------- ---------------------

    Grand Total  (A) (B) (C)
     (D) (E) (F)
      Current                   (5,531)   6,312      (2,960)        1
      Deferred                  21,035   10,665      40,504    77,991
                            -------------------- ---------------------
                               $15,504  $16,977     $37,544   $77,992
                            -------------------- ---------------------
    Recap of Grand Total:
      Real Estate Groups
       Current                  (8,215)  14,038       5,356    10,847
       Deferred                 26,089     (159)     43,981    65,790
                            -------------------- ---------------------
                                17,874   13,879      49,337    76,637
     Non-Real Estate Groups
       Current                   2,684   (7,726)     (8,316)  (10,846)
       Deferred                 (5,054)  10,824      (3,477)   12,201
                            -------------------- ---------------------
                                (2,370)   3,098     (11,793)    1,355
                            -------------------- ---------------------
     Grand Total               $15,504  $16,977     $37,544   $77,992
                            ==================== =====================


Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                              Three Months Ended January 31, 2006
                         ---------------------------------------------
                                             Plus
                                            Unconsol- Plus
                           Full              idated  Discon- Pro-Rata
                          Consol-   Less    Invest-  tinued  Consol-
                          idation  Minority ments at  Opera- idation
                           (GAAP)  Interest Pro-Rata  tions (Non-GAAP)
                         ---------------------------------------------
 Revenues from real
  estate operations      $332,756  $48,949   $86,592 $10,518 $380,917
 Exclude straight-line
  rent adjustment (1)      (6,403)       -         -       -   (6,403)
                         ---------------------------------------------
 Adjusted revenues        326,353   48,949    86,592  10,518  374,514

 Operating expenses       186,451   17,824    52,252   8,151  229,030
 Add back depreciation
  and amortization for
  non-Real Estate
  Groups (b)                  368        -     3,228       -    3,596
 Add back amortization of
  mortgage procurement
  costs for non-Real
  Estate Groups (d)            83        -     1,582       -    1,665
 Exclude straight-line
  rent adjustment (2)      (1,605)       -         -    (321)  (1,926)
                         ---------------------------------------------
 Adjusted operating
  expenses                185,297   17,824    57,062   7,830  232,365

 Add interest income        9,351      983       713     138    9,219
 Add equity in earnings
  of unconsolidated
  entities                  9,172        -    (8,957)      -      215
 Add back equity method
  depreciation and
  amortization expense
  (see below)               7,418        -    (7,418)      -        -
                         ---------------------------------------------

 Net Operating Income     166,997   32,108    13,868   2,826  151,583

 Interest expense,
  including early
  extinguishment of debt  (75,228)  (6,262)  (13,868) (4,240) (87,074)

 Gain on disposition of
  rental properties and
  other investments          (100)       -         -  33,722   33,622

 Provision for decline in
  real estate              (1,774)     (26)        -       -   (1,748)

 Depreciation and
  amortization - Real
  Estate Groups (a)       (48,632)  (2,432)   (7,080)   (922) (54,202)

 Amortization of mortgage
  procurement costs -
  Real Estate Groups (c)   (2,728)    (207)     (338)    (60)  (2,919)

 Straight-line rent
  adjustment (1) + (2)      4,798        -         -    (321)   4,477

 Equity method
  depreciation and
  amortization expense
  (see above)              (7,418)       -     7,418       -        -
                         ---------------------------------------------

 Earnings before income
  taxes                    35,915   23,181         -  31,005   43,739

 Income tax provision      (3,523)       -         - (11,981) (15,504)
                         ---------------------------------------------

 Earnings before minority
  interest and
  discontinued operations  32,392   23,181         -  19,024   28,235

 Minority Interest        (23,181) (23,181)        -       -        -
                         ---------------------------------------------
 Earnings from continuing
  operations                9,211        -         -  19,024   28,235

 Discontinued operations,
  net of tax and minority
  interest:
   Operating earnings
    from Lumber Group           -        -         -       -        -
   Operating loss from
    rental properties      (1,667)       -         -   1,667        -
   Loss on disposition of
    division of Lumber
    Group                       -        -         -       -        -
   Gain on disposition of
    rental properties      20,691        -         - (20,691)       -
                         ---------------------------------------------
                           19,024        -         - (19,024)       -
                         ---------------------------------------------
                         ---------------------------------------------
 Net earnings             $28,235       $-        $-      $-  $28,235
                         =============================================

 (a)  Depreciation and
  amortization - Real
  Estate Groups           $48,632   $2,432    $7,080    $922  $54,202
 (b)  Depreciation and
  amortization - Non-Real
  Estate Groups               368        -     3,228       -    3,596
                         ---------------------------------------------
   Total depreciation and
    amortization          $49,000   $2,432   $10,308    $922  $57,798
                         =============================================

 (c)  Amortization of
  mortgage procurement
  costs - Real Estate
  Groups                   $2,728     $207      $338     $60   $2,919
 (d)  Amortization of
  mortgage procurement
  costs - Non-Real Estate
  Groups                       83        -     1,582       -    1,665
                         ---------------------------------------------
   Total amortization of
    mortgage procurement
    costs                  $2,811     $207    $1,920     $60   $4,584
                         =============================================



                              Three Months Ended January 31, 2005
                         ---------------------------------------------
                                             Plus
                                            Unconsol- Plus
                           Full              idated  Discon- Pro-Rata
                          Consol-   Less    Invest-  tinued  Consol-
                          idation  Minority ments at  Opera- idation
                           (GAAP)  Interest Pro-Rata  tions (Non-GAAP)
                         ---------------------------------------------
 Revenues from real
  estate operations      $272,132  $35,600   $60,290 $14,672 $311,494
 Exclude straight-line
  rent adjustment (1)      (2,696)       -         -       -   (2,696)
                         ---------------------------------------------
 Adjusted revenues        269,436   35,600    60,290  14,672  308,798

 Operating expenses       163,014   17,449    37,801  11,073  194,439
 Add back depreciation
  and amortization for
  non-Real Estate
  Groups (b)                  217        -     3,687       -    3,904
 Add back amortization of
  mortgage procurement
  costs for non-Real
  Estate Groups (d)           103        -       147       -      250
 Exclude straight-line
  rent adjustment (2)      (1,617)       -         -    (443)  (2,060)
                         ---------------------------------------------
 Adjusted operating
  expenses                161,717   17,449    41,635  10,630  196,533

 Add interest income        8,484      539       434     115    8,494
 Add equity in earnings
  of unconsolidated
  entities                 (6,279)       -     1,291       -   (4,988)
 Add back equity method
  depreciation and
  amortization expense
  (see below)               7,384        -    (7,384)      -        -
                         ---------------------------------------------

 Net Operating Income     117,308   18,690    12,996   4,157  115,771

 Interest expense,
  including early
  extinguishment of debt  (67,269)  (8,096)  (12,996) (5,673) (77,842)

 Gain on disposition of
  rental properties and
  other investments           438        -         -  15,608   16,046

 Provision for decline in
  real estate                   -        -         -       -        -

 Depreciation and
  amortization - Real
  Estate Groups (a)       (45,722)  (4,365)   (7,165) (2,401) (50,923)

 Amortization of mortgage
  procurement costs -
  Real Estate Groups (c)   (3,136)  (1,070)     (219)   (130)  (2,415)

 Straight-line rent
  adjustment (1) + (2)      1,079        -         -    (443)     636

 Equity method
  depreciation and
  amortization expense
  (see above)              (7,384)       -     7,384       -        -
                         ---------------------------------------------

 Earnings before income
  taxes                    (4,686)   5,159         -  11,118    1,273

 Income tax provision      (1,916)       -         -  (4,460)  (6,376)
                         ---------------------------------------------

 Earnings before minority
  interest and
  discontinued operations  (6,602)   5,159         -   6,658   (5,103)

 Minority Interest         (5,159)  (5,159)        -       -        -
                         ---------------------------------------------
 Earnings from continuing
  operations              (11,761)       -         -   6,658   (5,103)

 Discontinued operations,
  net of tax and minority
  interest:
    Operating earnings
     from Lumber Group     (1,219)       -         -       -   (1,219)
    Operating loss from
     rental properties     (2,778)       -         -   2,778        -
    Loss on disposition
     of division of
     Lumber Group          12,162        -         -       -   12,162
    Gain on disposition
     of rental properties   9,436        -         -  (9,436)       -
                         ---------------------------------------------
                           17,601        -         -  (6,658)  10,943
                         ---------------------------------------------
                         ---------------------------------------------
 Net earnings              $5,840       $-        $-      $-   $5,840
                         =============================================


 (a)  Depreciation and
  amortization - Real
  Estate Groups           $45,722   $4,365    $7,165  $2,401  $50,923
 (b)  Depreciation and
  amortization - Non-Real
  Estate Groups               217        -     3,687       -    3,904
                         ---------------------------------------------
   Total depreciation and
    amortization          $45,939   $4,365   $10,852  $2,401  $54,827
                         =============================================

 (c)  Amortization of
  mortgage procurement
  costs - Real Estate
  Groups                   $3,136   $1,070      $219    $130   $2,415
 (d)  Amortization of
  mortgage procurement
  costs - Non-Real Estate
  Groups                      103        -       147       -      250
                         ---------------------------------------------
   Total amortization of
    mortgage procurement
    costs                  $3,239   $1,070      $366    $130   $2,665
                         =============================================


Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                                Year Ended January 31, 2006
                     -------------------------------------------------
                                           Plus
                                          Unconsol- Plus
                        Full               idated   Discon- Pro-Rata
                       Consol-    Less    Invest-   tinued   Consol-
                       idation   Minority ments at  Opera-   idation
                        (GAAP)   Interest Pro-Rata  tions   (Non-GAAP)
                     -------------------------------------------------
 Revenues from real
  estate operations  $1,200,775 $140,603  $318,282 $54,649 $1,433,103
 Exclude straight-
  line rent
  adjustment (1)        (18,392)       -         -       -    (18,392)
                     -------------------------------------------------
 Adjusted revenues    1,182,383  140,603   318,282  54,649  1,414,711

 Operating expenses     694,296   65,591   194,900  39,382    862,987
 Add back
  depreciation and
  amortization for
  non-Real Estate
  Groups (b)              1,104        -    13,086       -     14,190
 Add back
  amortization of
  mortgage
  procurement costs
  for non-Real Estate
  Groups (d)                369        -     2,035       -      2,404
 Exclude straight-
  line rent
  adjustment (2)         (6,159)       -         -  (1,573)    (7,732)
                     -------------------------------------------------
 Adjusted operating
  expenses              689,610   65,591   210,021  37,809    871,849

 Add interest income     28,095    2,666     1,218     283     26,930
 Add equity in
  earnings of
  unconsolidated
  entities               55,201        -   (49,060)      -      6,141
 Remove gain on
  disposition
  recorded on equity
  method                (21,023)       -    21,023       -          -
 Add back provision
  for decline
  recorded on equity
  method                    704        -      (704)      -          -
 Add back equity
  method depreciation
  and amortization
  expense (see below)    28,149        -   (28,149)      -          -
                     -------------------------------------------------

 Net Operating Income   583,899   77,678    52,589  17,123    575,933

 Interest expense,
  including early
  extinguishment of
  debt                 (280,530) (29,115)  (52,589)(14,814)  (318,818)

 Gain on disposition
  of equity method
  rental properties
  (e)                    21,023        -         -       -     21,023

 Gain on disposition
  of rental
  properties and
  other investments         506        -         -  43,198     43,704

 Provision for
  decline in real
  estate                 (7,874)  (1,432)        -       -     (6,442)

 Provision for
  decline in real
  estate of equity
  method rental
  properties               (704)       -         -       -       (704)

 Depreciation and
  amortization - Real
  Estate Groups (a)    (173,688) (14,355)  (26,905) (6,477)  (192,715)

 Amortization of
  mortgage
  procurement costs -
  Real Estate Groups
  (c)                   (12,178)  (2,280)   (1,244)   (436)   (11,578)

 Straight-line rent
  adjustment (1) +
  (2)                    12,233        -         -  (1,573)    10,660

 Equity method
  depreciation and
  amortization
  expense (see above)   (28,149)       -    28,149       -          -
                     -------------------------------------------------

 Earnings before
  income taxes          114,538   30,496         -  37,021    121,063

 Income tax provision   (23,238)       -         - (14,306)   (37,544)
                     -------------------------------------------------
 Earnings before
  minority interest,
  discontinued
  operations
  and cumulative
  effect of change
  in accounting
  principle              91,300   30,496         -  22,715     83,519

 Minority Interest      (30,496) (30,496)        -       -          -
                     -------------------------------------------------
 Earnings from
  continuing
  operations             60,804        -         -  22,715     83,519

 Discontinued
  operations, net of
  tax and minority
  interest:
   Operating earnings
    from Lumber Group         -        -         -       -          -
   Operating earnings
    (loss) from
    rental properties    (3,790)       -         -   3,790          -
   Loss on
    disposition of
    division of
    Lumber Group              -        -         -       -          -
   Gain on
    disposition of
    rental properties    26,505        -         - (26,505)         -
                     -------------------------------------------------
                         22,715        -         - (22,715)         -
                     -------------------------------------------------

 Cumulative effect of
  change in
  accounting
  principle, net of
  tax                         -        -         -       -          -
                     -------------------------------------------------
 Net earnings           $83,519       $-        $-      $-    $83,519
                     =================================================

 (a)  Depreciation
  and amortization -
  Real Estate Groups   $173,688  $14,355   $26,905  $6,477   $192,715
 (b)  Depreciation
  and amortization -
  Non-Real Estate
  Groups                  1,104        -    13,086       -     14,190
                     -------------------------------------------------
   Total depreciation
    and amortization   $174,792  $14,355   $39,991  $6,477   $206,905
                     =================================================

 (c)  Amortization of
  mortgage procurement
  costs - Real Estate
  Groups                $12,178   $2,280    $1,244    $436    $11,578
 (d)  Amortization of
  mortgage procurement
  costs - Non-Real
  Estate Groups             369        -     2,035       -      2,404
                     -------------------------------------------------
   Total amortization
    of mortgage
    procurement costs   $12,547   $2,280    $3,279    $436    $13,982
                     =================================================

 (e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the year ended January 31, 2006, three equity method investments were sold including Flower Park Plaza, Showcase, and Colony Place, resulting in a pre-tax gain on disposition of $21,023. For the year ended January 31, 2005, three equity method investments were sold including Chapel Hill Mall, Chapel Hill Suburban, and Manhattan Town Center Mall, resulting in a pre-tax gain of $31,996 which is included in Equity in Earnings of Unconsolidated Entities in the Company's Consolidated Statement of Earnings.


                                 Year Ended January 31, 2005
                       -----------------------------------------------
                                           Plus
                                          Unconsol- Plus
                         Full              idated   Discon- Pro-Rata
                        Consol-   Less    Invest-   tinued   Consol-
                        idation  Minority ments at  Opera-   idation
                         (GAAP)  Interest Pro-Rata  tions   (Non-GAAP)
                       -----------------------------------------------
 Revenues from real
  estate operations    $986,054 $133,886  $260,844 $63,015 $1,176,027
 Exclude straight-line
  rent adjustment (1)   (12,748)       -         -    (849)   (13,597)
                       -----------------------------------------------
 Adjusted revenues      973,306  133,886   260,844  62,166  1,162,430

 Operating expenses     567,276   71,239   155,898  40,338    692,273
 Add back depreciation
  and amortization for
  non-Real Estate
  Groups (b)              1,086        -     3,764       -      4,850
 Add back amortization
  of mortgage
  procurement costs for
  non-Real Estate
  Groups (d)                243        -       413       -        656
 Exclude straight-line
  rent adjustment (2)    (8,757)       -         -  (1,558)   (10,315)
                       -----------------------------------------------
 Adjusted operating
  expenses              559,848   71,239   160,075  38,780    687,464

 Add interest income     45,302    4,244       550     253     41,861
 Add equity in earnings
  of unconsolidated
  entities               54,392        -   (54,370)      -         22
 Remove gain on
  disposition recorded
  on equity method      (31,996)       -    31,996       -          -
 Add back provision for
  decline recorded on
  equity method               -        -         -       -          -
 Add back equity method
  depreciation and
  amortization expense
  (see below)            28,464        -   (28,227)      -        237
                       -----------------------------------------------

 Net Operating Income   509,620   66,891    50,718  23,639    517,086

 Interest expense,
  including early
  extinguishment of
  debt                 (243,316) (28,035)  (50,718)(18,990)  (284,989)

 Gain on disposition of
  equity method rental
  properties (e)         31,996        -         -       -     31,996

 Gain on disposition of
  rental properties and
  other investments         438        -         -  67,645     68,083

 Provision for decline
  in real estate              -        -         -       -          -

 Provision for decline
  in real estate of
  equity method rental
  properties                  -        -         -       -          -

 Depreciation and
  amortization - Real
  Estate Groups (a)    (151,999) (10,870)  (27,163)(10,680)  (178,972)

 Amortization of
  mortgage procurement
  costs - Real Estate
  Groups (c)            (13,184)  (2,825)   (1,064)   (677)   (12,100)

 Straight-line rent
  adjustment (1) + (2)    3,991        -         -    (709)     3,282

 Equity method
  depreciation and
  amortization expense
  (see above)           (28,464)       -    28,227       -       (237)
                       -----------------------------------------------

 Earnings before income
  taxes                 109,082   25,161         -  60,228    144,149

 Income tax provision   (39,913)       -         - (23,815)   (63,728)
                       -----------------------------------------------
 Earnings before
  minority interest,
  discontinued
  operations and
  cumulative effect of
  change in accounting
  principle              69,169   25,161         -  36,413     80,421

 Minority Interest      (25,161) (25,161)        -       -          -
                       -----------------------------------------------
 Earnings from
  continuing operations  44,008        -         -  36,413     80,421

 Discontinued
  operations, net of
  tax and minority
  interest:
    Operating earnings
     from Lumber Group    4,545        -         -       -      4,545
    Operating earnings
     (loss) from rental
     properties          (4,480)       -         -   4,480          -
    Loss on disposition
     of division of
     Lumber Group        11,501        -         -       -     11,501
    Gain on disposition
     of rental
     properties          40,893        -         - (40,893)         -
                       -----------------------------------------------
                         52,459        -         - (36,413)    16,046
                       -----------------------------------------------

 Cumulative effect of
  change in accounting
  principle, net of tax (11,261)       -         -       -    (11,261)
                       -----------------------------------------------
 Net earnings           $85,206       $-        $-      $-    $85,206
                       ===============================================

 (a)  Depreciation and
  amortization - Real
  Estate Groups        $151,999  $10,870   $27,163 $10,680   $178,972
 (b)  Depreciation and
  amortization - Non-
  Real Estate Groups      1,086        -     3,764       -      4,850
                       -----------------------------------------------
   Total depreciation
    and amortization   $153,085  $10,870   $30,927 $10,680   $183,822
                       ===============================================

 (c)  Amortization of
  mortgage procurement
  costs - Real Estate
  Groups                $13,184   $2,825    $1,064    $677    $12,100
 (d)  Amortization of
  mortgage procurement
  costs - Non-Real
  Estate Groups             243        -       413       -        656
                       -----------------------------------------------
   Total amortization
    of mortgage
    procurement costs   $13,427   $2,825    $1,477    $677    $12,756
                       ===============================================

 (e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the year ended January 31, 2006, three equity method investments were sold including Flower Park Plaza, Showcase, and Colony Place, resulting in a pre-tax gain on disposition of $21,023. For the year ended January 31, 2005, three equity method investments were sold including Chapel Hill Mall, Chapel Hill Suburban, and Manhattan Town Center Mall, resulting in a pre-tax gain of $31,996 which is included in Equity in Earnings of Unconsolidated Entities in the Company's Consolidated Statement of Earnings.



            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

                        Net Operating Income (dollars in thousands)
                     -------------------------------------------------
                            Three Months Ended January 31, 2006
                     -------------------------------------------------
                                         Plus
                                       Unconsol- Plus
                       Full             idated   Discon-
                     Consoli-    Less   Invest-  tinued    Pro-Rata
                      dation   Minority ments at Opera-  Consolidation
                      (GAAP)   Interest Pro-Rata tions     (Non-GAAP)
                     -------------------------------------------------
Commercial Group
 Retail
  Comparable          $40,942  $4,952    $3,001      $-       $38,991
  --------------------------------------------------------------------
  Total                53,481   6,605     3,007       -        49,883

 Office Buildings
  Comparable           42,829   5,473     1,061       -        38,417
  --------------------------------------------------------------------
  Total                41,950   5,118     1,061       -        37,893

 Hotels
  Comparable            8,017   2,474       467       -         6,010
  --------------------------------------------------------------------
  Total                 4,367     585       467   2,513         6,762

 Earnings from
  Commercial
  Land Sales           30,241  16,285         -       -        13,956

 Development Fees       2,897   1,159         -       -         1,738

 Other                 (3,540) (1,215)     (321)      -        (2,646)

Total Commercial
 Group
  Comparable           91,788  12,899     4,529       -        83,418
  --------------------------------------------------------------------
  Total               129,396  28,537     4,214   2,513       107,586

Residential Group
 Apartments
  Comparable           24,828     935     7,119       -        31,012
  --------------------------------------------------------------------
  Total                23,423   1,443     8,492     313        30,785

Total Real Estate
 Groups
  Comparable          116,616  13,834    11,648       -       114,430
  --------------------------------------------------------------------
  Total               152,819  29,980    12,706   2,826       138,371

Land Development
 Group                 32,184   2,128       162       -        30,218

The Nets               (7,537)      -     1,000       -        (6,537)

Corporate Activities  (10,469)      -         -       -       (10,469)
----------------------------------------------------------------------
Grand Total          $166,997 $32,108   $13,868  $2,826      $151,583


                      Net Operating Income (dollars in thousands)
                  ----------------------------------------------------
                          Three Months Ended January 31, 2005
                  ----------------------------------------------------
                                      Plus       Plus
                    Full             Unconsol-  Discont-
                   Consol-   Less     idated     inued      Pro-Rata
                   idation Minority Investments  Opera-  Consolidation
                   (GAAP)  Interest at Pro-Rata  tions     (Non-GAAP)
                  ----------------------------------------------------
Commercial Group
 Retail
  Comparable       $38,423  $4,647      $2,908       $-       $36,684
  --------------------------------------------------------------------
  Total             47,781   5,652       3,193      (50)       45,272

 Office Buildings
  Comparable        43,118   5,743       1,488        -        38,863
  --------------------------------------------------------------------
  Total             43,851   5,969       1,488      (61)       39,309

 Hotels
  Comparable         7,136   1,941         611        -         5,806
  --------------------------------------------------------------------
  Total              4,405     (68)        611    2,712         7,796

 Earnings from
  Commercial
  Land Sales         1,108       -           -        -         1,108

 Development Fees   13,559   5,425           -        -         8,134

 Other             (11,073)   (803)         28        -       (10,242)

Total Commercial
 Group
  Comparable        88,677  12,331       5,007        -        81,353
  --------------------------------------------------------------------
  Total             99,631  16,175       5,320    2,601        91,377

Residential Group
 Apartments
  Comparable        24,003     936       6,436        -        29,503
  --------------------------------------------------------------------
  Total             24,101   1,029       7,437    1,556        32,065

Total Real Estate
 Groups
  Comparable       112,680  13,267      11,443        -       110,856
  --------------------------------------------------------------------
  Total            123,732  17,204      12,757    4,157       123,442

Land Development
 Group              14,071   1,486        (123)       -        12,462

The Nets            (9,259)      -         362        -        (8,897)

Corporate
 Activities        (11,236)      -           -        -       (11,236)
----------------------------------------------------------------------
Grand Total       $117,308 $18,690     $12,996   $4,157      $115,771


                                          ----------------------------
                                                   % Change
                                          ----------------------------
                                               Full        Pro-Rata
                                           Consolidation Consolidation
                                              (GAAP)       (Non-GAAP)
                                          ----------------------------

Commercial Group
 Retail
  Comparable                                       6.6%           6.3%
  ----------------------------------------
  Total

 Office Buildings
  Comparable                                      -0.7%          -1.1%
  ----------------------------------------
  Total

 Hotels
  Comparable                                      12.3%           3.5%
  ----------------------------------------
  Total

 Earnings from Commercial
  Land Sales

 Development Fees

 Other

Total Commercial Group
  Comparable                                       3.5%           2.5%
  ----------------------------------------
  Total

Residential Group
 Apartments
  Comparable                                       3.4%           5.1%
  ----------------------------------------
  Total

Total Real Estate Groups
  Comparable                                       3.5%           3.2%
  ----------------------------------------
  Total

Land Development Group

The Nets

Corporate Activities
------------------------------------------
Grand Total


            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

             Net Operating Income (dollars in thousands)
----------------------------------------------------------------------
                               Year Ended January 31, 2006
                   ---------------------------------------------------
                                        Plus      Plus
                     Full             Unconsol-  Discon-
                    Consol-   Less     idated    tinued     Pro-Rata
                    idation Minority Investments Opera-  Consolidation
                    (GAAP)  Interest at Pro-Rata tions     (Non-GAAP)
                   ---------------------------------------------------
Commercial Group
 Retail
  Comparable       $154,675 $18,787     $11,812      $-      $147,700
  --------------------------------------------------------------------
  Total             185,666  16,353      11,950       -       181,263

 Office Buildings
  Comparable        161,624  21,207       4,025       -       144,442
  --------------------------------------------------------------------
  Total             170,424  21,475       4,025       -       152,974

 Hotels
  Comparable         34,858   9,651       1,899       -        27,106
  --------------------------------------------------------------------
  Total              21,503     839       1,899  11,825        34,388

Earnings from
 Commercial Land
 Sales               67,989  18,389           -       -        49,600

Development Fees     10,614   4,247           -       -         6,367

Other                (9,411)  5,610        (214)      -       (15,235)

Total Commercial
 Group
  Comparable        351,157  49,645      17,736       -       319,248
  --------------------------------------------------------------------
  Total             446,785  66,913      17,660  11,825       409,357

Residential Group
 Apartments
  Comparable        100,461   4,006      26,835       -       123,290
  --------------------------------------------------------------------
  Total              95,838   5,061      31,584   5,298       127,659

Total Real Estate
 Groups
  Comparable        451,618  53,651      44,571       -       442,538
  --------------------------------------------------------------------
  Total             542,623  71,974      49,244  17,123       537,016

Land Development
 Group              102,002   5,704         353       -        96,651

The Nets            (24,534)      -       2,992       -       (21,542)

Corporate
 Activities         (36,192)      -           -       -       (36,192)
----------------------------------------------------------------------
Grand Total        $583,899 $77,678     $52,589 $17,123      $575,933


                   ---------------------------------------------------
                               Year Ended January 31, 2005
                   ---------------------------------------------------
                                       Plus      Plus
                     Full             Unconsol-  Discon-
                   Consoli-   Less     idated    tinued    Pro-Rata
                    dation  Minority Investments Opera-  Consolidation
                    (GAAP)  Interest at Pro-Rata tions     (Non-GAAP)
                   ---------------------------------------------------
Commercial Group
 Retail
  Comparable       $148,476 $17,694     $11,729      $-      $142,511
  --------------------------------------------------------------------
  Total             164,632  15,558      13,397   1,214       163,685

 Office Buildings
  Comparable        162,419  21,422       4,700       -       145,697
  --------------------------------------------------------------------
  Total             162,699  22,761       4,700   2,165       146,803

 Hotels
  Comparable         28,183   6,690       2,473       -        23,966
  --------------------------------------------------------------------
  Total              19,274     512       2,473   8,692        29,927

Earnings from
 Commercial Land
 Sales                1,599       -           -       -         1,599

Development Fees     33,205  13,286           -       -        19,919

Other                (9,798)  3,999         164       -       (13,633)

Total Commercial
 Group
  Comparable        339,078  45,806      18,902       -       312,174
  --------------------------------------------------------------------
  Total             371,611  56,116      20,734  12,071       348,300

Residential Group
 Apartments
  Comparable         95,374   3,862      26,334       -       117,846
  --------------------------------------------------------------------
  Total              95,447   4,315      28,918  11,568       131,618

Total Real Estate
 Groups
  Comparable        434,452  49,668      45,236       -       430,020
  --------------------------------------------------------------------
  Total             467,058  60,431      49,652  23,639       479,918

Land Development
 Group               88,141   6,460         548       -        82,229

The Nets            (10,889)      -         518       -       (10,371)

Corporate
 Activities         (34,690)      -           -       -       (34,690)
----------------------------------------------------------------------
Grand Total        $509,620 $66,891     $50,718 $23,639      $517,086


                                          ----------------------------
                                                   % Change
                                          ----------------------------
                                              Full        Pro-Rata
                                           Consolidation Consolidation
                                              (GAAP)       (Non-GAAP)
                                          ----------------------------

Commercial Group
 Retail
  Comparable                                       4.2%           3.6%
  ----------------------------------------
  Total

 Office Buildings
  Comparable                                      -0.5%          -0.9%
  ----------------------------------------
  Total

 Hotels
  Comparable                                      23.7%          13.1%
  ----------------------------------------
  Total

Earnings from Commercial Land Sales

Development Fees

Other

Total Commercial
 Group
  Comparable                                       3.6%           2.3%
  ----------------------------------------
  Total

Residential Group
 Apartments
  Comparable                                       5.3%           4.6%
  ----------------------------------------
  Total

Total Real Estate
 Groups
  Comparable                                       4.0%           2.9%
  ----------------------------------------
  Total

Land Development Group

The Nets

Corporate Activities
------------------------------------------
Grand Total



                         Development Pipeline
----------------------------------------------------------------------
                           January 31, 2006
                  2005 Openings and Acquisitions (11)

                                                     Cost at
                                                       FCE
                                                       Pro-
                                        Cost at        Rata
                            FCE   Pro-   Full          Share
              Dev.         Legal  Rata  Consol- Total  (Non-
              (D)   Date   Owner- FCE % idation  Cost  GAAP)  Sq. ft./
Property/     Acq. Opened/ ship%  (i)   (GAAP)  at 100% (b)    No. of
Location      (A) Acquired (i)(1) (2)     (a)    (3)   (2)X(3) Units
----------------------------------------------------------------------
                                           (in millions)
                                       ---------------------
Retail Centers:
Saddle Rock
 Village/          Q1-05/
 Aurora, CO     D  Q3-06   80.0% 100.0% $33.8  $33.8  $33.8   354,000
Short Pump Town
 Center
 Expansion/
 Richmond, VA   D  Q3-05   50.0% 100.0%  27.9   27.9   27.9    88,000
Simi Valley
 Town Center/
 Simi Valley,
 CA             D  Q3-05   85.0% 100.0% 147.8  147.8  147.8   660,000
Northfield at
 Stapleton
 Phase I (l)/
 Denver, CO     D  Q4-05   95.0%  97.4%  35.3   35.3   34.4   400,000
                                       -------------------------------
                                       $244.8 $244.8 $243.9 1,502,000
                                       ---------------------==========
Office:
Ballston Common
 Office Center/
 Arlington, VA  A  Q2-05   50.0% 100.0% $63.0  $63.0  $63.0   176,000
                                       ---------------------==========

Residential:
23 Sidney
 Street/
 Cambridge, MA  D  Q1-05  100.0% 100.0% $18.0  $18.0  $18.0        51
Metro 417/Los
 Angeles, CA    D  Q2-05   75.0% 100.0%  78.5   78.5   78.5       277
100 Landsdowne
 Street/
 Cambridge, MA  D  Q3-05  100.0% 100.0%  65.9   65.9   65.9       203
Ashton Mill/
 Cumberland, RI D  Q3-05   90.0% 100.0%  46.3   46.3   46.3       193
Sterling Glen
 of Lynbrook
 (g)/Lynbrook,
 NY             D  Q4-05   80.0% 100.0%  31.1   31.1   31.1       100
Met Lofts (c)/
 Los Angeles,
 CA             D  Q4-05   50.0%  50.0%   0.0   65.7   32.8       264
                                       -------------------------------
                                       $239.8 $305.5 $272.6     1,088
                                       ---------------------==========
Total 2005                             ---------------------
 Openings (d)                          $547.6 $613.3 $579.5
                                       =====================

----------------------------------------------------------------------
Residential                                                    Opened
 Phased-In                                                     in '05/
 Units (c) (e):                                                 Total
Newport                                                        -------
 Landing/
 Coventry, OH   D 2002-05  50.0%  50.0%  $0.0  $16.0   $8.0    60/336
Arbor Glen/
 Twinsburg, OH  D 2004-07  50.0%  50.0%   0.0   18.4    9.2    48/288
Woodgate/
 Evergreen
 Farms/Olmsted
 Township, OH   D 2004-07  33.0%  33.0%   0.0   22.9    7.6    84/348
Pine Ridge
 Expansion/
 Willoughby
 Hills, OH      D 2005-06  50.0%  50.0%   0.0   15.2    7.6    69/162
                                       -------------------------------
Total (f)                                $0.0  $72.5  $32.4  261/1,134
                                       ===============================
----------------------------------------------------------------------
See attached 2005 footnotes.


                         Development Pipeline
---------------------------------------------------------------------
                           January 31, 2006
               Under Construction or to be Acquired (17)

                                              Cost at
                                                FCE
                                                Pro-
                              Cost at           Rata
             Anti- FCE    Pro-  Full            Share
Pro-    Dev. cipat-Legal  Rata Consol-  Total   (Non-             Pre-
perty/  (D)   ed   Owner- FCE% idation  Cost    GAAP)  Sq. ft./   Lea-
Loc-    Acq. Open- ship%  (i)  (GAAP)  at 100%   (b)    No. of    sed
ation   (A)   ing  (i)(1) (2)    (a)     (3)   (2)X(3)  Units      %
----------------------------------------------------------------------
                                   (in millions)
                             -------------------------
Retail
 Centers:

Northfield
 at Stapleton
 Phase II
 & III
 (l)/
 Denver,   Q1-06/
 CO      D Q3-06  95.0% 97.4%$142.5   $142.5   $138.8   723,000(j) 49%
San
 Francisco
 Centre -
 Emporium
 (c)/ San
 Francisco,
 CA      D Q3-06  50.0% 50.0%   0.0    425.0    212.5   964,000(k) 74%
San
 Francisco
 Centre
 (c)/ San
 Francisco,
 CA      A Q3-06  50.0% 50.0%   0.0    151.8     75.9   508,000   100%
Promenade
 Bolingbrook/
 Bolingbrook,
 IL      D Q1-07 100.0%100.0% 117.7    117.7    117.7   731,000(j) 43%
                             ----------------------------------
                             $260.2   $837.0   $544.9 2,926,000
                             -------------------------=========

Office:
Advent
 Solar
 (c)/
 Albuquerque,
 NM      D Q2-06  50.0% 50.0%  $0.0     $8.9     $4.5    88,000   100%
Illinois
 Science
 and
 Technology
 Park/
 Skokie,
 IL    A/D Q3-06 100.0%100.0%  77.5     77.5     77.5   661,000     0%
Edgeworth
 Building/
 Richmond,
 VA      D Q4-06 100.0%100.0%  35.2     35.2     35.2   187,000    54%
Stapleton
 Medical
 Office
 Building/
 Denver,
 CO      D Q4-06  90.0% 90.0%  11.0     11.0      9.9    45,000    44%
New York
 Times
 (c)/
 Manhattan,
 NY      D Q2-07  28.0% 40.0%   0.0    415.0    166.0   734,000     0%
                             ----------------------------------
                             $123.7   $547.6   $293.1 1,715,000
                             -------------------------=========

Residential:
Sky55/
 Chicago,
 IL      D Q1-06 100.0%100.0%$110.7   $110.7   $110.7       411
1251 S.
 Michigan/
 Chicago,
 IL      D Q1-06 100.0%100.0%  12.0     12.0     12.0        91
Sterling
 Glen of
 Roslyn
 (g)/
 Roslyn,
 NY      D Q2-06  40.0%100.0%  74.9     74.9     74.9       158
Ohana
 Military
 Communities
 (c) (e)/
 Honolulu   2005-
 HI      D  2008  10.0% 10.0%   0.0    316.5     31.7     1,952
Dallas
 Mercantile/
 Dallas,   Q2-07/
 TX      D Q2-08 100.0%100.0% 116.2    116.2    116.2       362(n)
                             ----------------------------------
                             $313.8   $630.3   $345.5     2,974
                             -------------------------=========

Condominiums:                                                     Pre-
                                                                  Sold
                                                                    %
                                                                  ----
1100
 Wilshire
 (c)/
 Los Angeles,
 CA      D Q2-06  50.0% 50.0%  $0.0   $115.9    $58.0       228    90%
Cutters
 Ridge at
 Tobacco
 Row/
 Richmond,
 VA      D Q3-06 100.0%100.0%   4.5      4.5      4.5        12     0%
Mercury
 (c)(o)/
 Los Angeles,
 CA      D Q1-07  50.0% 50.0%   0.0    138.0     69.0       238     0%
                             ----------------------------------
                               $4.5   $258.4   $131.5       478
                             -------------------------=========

Total
 Under
 Construction
 (h)                         $702.2 $2,273.3 $1,315.0
                             =========================
LESS:
 Above
 properties
 to be
 sold as
 condominiums                   4.5    258.4    131.5
                             -------------------------
Under
 Construction
 less
 Condominiums                $697.7 $2,014.9 $1,183.5
                             =========================

----------------------------------------------------------------------
Residential
 Phased-In
 Units
 Under                                                  Under
 Construction                                          Const./
 (c)(e):                                                Total
                                                       -------
Arbor
 Glen/
 Twinsburg,  2004-
 OH      D     07 50.0% 50.0%  $0.0    $18.4     $9.2   96/288
Woodgate/
 Evergreen
 Farms/
 Olmsted
 Township,   2004-
 OH      D     07 33.0% 33.0%   0.0     22.9      7.6  144/348
Pine
 Ridge
 Expansion/
 Willoughby
 Hills,      2005-
 OH      D     06 50.0% 50.0%   0.0     15.2      7.6   93/162
Cobblestone
 Court/
 Paines-
 ville,      2006-
 OH      D     08 50.0% 50.0%   0.0     24.6     12.3  112/304
                             ----------------------------------
Total(m)                       $0.0    $81.1    $36.7 445/1,102
                             ==================================
----------------------------------------------------------------------
See attached 2005 footnotes.



                            2005 FOOTNOTES
----------------------------------------------------------------------

(a) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").
(b) Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a Non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.
(c) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.
(d) The difference between the full consolidation amount (GAAP) of $547.6 million of cost to the Company's pro-rata share (a non-GAAP measure) of $579.5 million of cost consists of a reduction to full consolidation for minority interest of $0.9 million of cost and the addition of its share of cost for unconsolidated investments of $32.8 million.
(e) Phased-in openings. Costs are representative of the total project.
(f) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $32.4 million of cost consists of the Company's share of cost for unconsolidated investments of $32.4 million.
(g) Supported-living property.
(h) The difference between the full consolidation amount (GAAP) of $702.2 million of cost to the Company's pro-rata share (a non-GAAP measure) of $1,315.0 million of cost consists of a reduction to full consolidation for minority interest of $4.8 million of cost and the addition of its share of cost for unconsolidated investments of $617.6 million.
(i) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership. The Company consolidates its investments in these projects in accordance with FIN No. 46(R) at a consolidation percentage that is reflected in the Pro-Rata FCE % column.
(j) Includes 39,000 square feet of office space.
(k) Includes 235,000 square feet of office space.
(l) Phased opening: Phase I opened Q4-05, Phase II opens Q1-06, Phase III opens Q3-06.
(m) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $36.7 million of cost consists of Forest City's share of cost for unconsolidated investments of $36.7 million.
(n) Project includes 18,000 square feet of retail space.
(o) Formerly 3800 Wilshire.


    CONTACT: Forest City Enterprises, Inc.
             Thomas G. Smith, 216-621-6060
             Thomas T. Kmiecik, 216-621-6060
             On the Web: www.forestcity.net